                      AMENDMENT TO PARTICIPATION AGREEMENT
                          DATED AS OF DECEMBER 22, 1994
                 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME)

                                      AMONG

                        PIONEER VARIABLE CONTRACTS TRUST
                         PIONEER FUNDS DISTRIBUTOR, INC.

                                       AND

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY


WHEREAS, First Allmerica Financial Life Insurance Company (formerly known as State Mutual Life Assurance Company of America), Pioneer Variable Contracts Trust and Pioneer Funds Distributor, Inc. entered into a Participation Agreement on December 22, 1994; and

WHEREAS, the parties desire to amend the Participation Agreement by mutual written consent;

NOW THEREFORE, the parties do hereby agree that Schedule 1 and Schedule 2 to the Participation Agreement are amended to read in their entirety as follows:


                                   SCHEDULE 1


CONTRACTS FUNDED BY SEPARATE ACCOUNT
------------------------------------

Allmerica Accumulator
333-87105
811-8114

Delaware Medallion
33-71054
811-8114

Pioneer Vision 1 & 2
33-86664
811-8872

Pioneer C-Vision
333-64833
811-8872

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                                   SCHEDULE 2


CONTRACTS FUNDED BY SEPARATE ACCOUNTS
-------------------------------------

Separate Account VA-P
of Allmerica Financial Life Insurance
and Annuity Company

Separate Account VA-K
of Allmerica Financial Life Insurance
and Annuity Company

                                       2

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All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of May 1st, 2000.



                              First Allmerica Financial Life Insurance Company


                              By:
                                  -------------------------------------------
                                        Richard M. Reilly

                              Title:    Vice President


                              Pioneer Variable Contracts Trust


                              By:
                                  -------------------------------------------
                                        John F. Cogan

                              Title:    President


                              Pioneer Funds Distributor, Inc.

                              By:
                                  -------------------------------------------
                                        David D. Tripple

                              Title:   President

                                       3